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Exhibit 10.61

Douglas Emmett
2002, LLC

JOINDER AND SUPPLEMENT AGREEMENT

        This JOINDER AND SUPPLEMENT AGREEMENT (this "Joinder Agreement") dated as of                            , 2006, is made and executed by Douglas Emmett 2002, LLC, a limited liability company organized under the laws of the State of Delaware, together with DEG, LLC, a limited liability company organized under the laws of the State of Delaware (individually and collectively, the "Borrower") and San Vicente Plaza, a California limited partnership ("San Vicente"), and Owensmouth/Warner, LLC, a California limited liability company ("Owensmouth") (San Vicente and Owensmouth, individually and collectively, the "Co-Borrower"), and is made with reference to and is attached to that certain Modification Agreement, of even date herewith (the "Modification Agreement"), which modifies that certain Loan Agreement dated as of August 25, 2005, as Modified by the Joinder and Supplement Agreement dated as of August 25, 2005, as Modified by the Modification Agreement (as further Modified and in effect from time to time, the "Loan Agreement") by and among the Borrower, the lenders from time to time party thereto (the "Lenders") and Eurohypo AG, New York Branch, as agent for the Lenders (together with its successors and assigns, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Loan Agreement, as modified by the Modification Agreement.

R E C I T A L S

        WHEREAS, San Vicente is the owner of a fee simple interest in and to that certain office building listed in Schedule 1A-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement known as the San Vicente Plaza Project, in the City of Los Angeles, County of Los Angeles, State of California, on certain land more fully described in Schedule 1B-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement (the "San Vicente Project"), and Owensmouth is the owner of a fee simple interest, subject to the Ground Lease described below, in and to that certain real property listed in Schedule 1A-2 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement known as the Owensmouth Project, in the City of Los Angeles, County of Los Angeles, State of California, more fully described in Schedule 1B-2 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement (the "Owensmouth Project") (the applicable Co-Borrower's respective right, title and interests in and to the foregoing project or projects is referred to herein individually as a "Co-Borrower Project" and collectively as the "Co-Borrower Projects"); and

        WHEREAS, a portion of the proceeds of the Loans will be used to repay certain indebtedness of the Co-Borrower secured by the Co-Borrower Projects and otherwise to benefit Co-Borrower and the Co-Borrower Projects; and

        WHEREAS, the Borrower and the Co-Borrower are affiliates, and the Borrower and the Co-Borrower will benefit from the provision of credit to the Borrower and the Co-Borrower on the terms set forth in the Loan Agreement and the other Loan Documents.

        NOW, THEREFORE, THE BORROWER AND CO-BORROWER HEREBY AGREE AS FOLLOWS FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS, EFFECTIVE AT THE IPO CLOSING TIME CONCURRENTLY WITH THE EFFECTIVENESS OF THE MODIFICATION AGREEMENT:

        1.    Joinder and Assumption by Co-Borrower.    Each Co-Borrower acknowledges and agrees to the terms, conditions and provisions of the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); agrees to become a co-borrower under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement) with liability thereunder (subject to the terms of the Loan Agreement, including, without limitation, Section 14.23 of the Loan Agreement) joint and several with the Borrower and any other Co-Borrower; assumes, on a joint and several basis with the Borrower and any other Co-Borrower, all of the agreements, acknowledgements, liabilities, indemnities and obligations of the "Borrower" under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); makes all of the representations and warranties of and grants all of the rights, remedies and waivers granted by the "Borrower" under the Loan Agreement and the other Loan Documents; agrees that the Administrative Agent and the Lender, shall have, with respect to each Co-Borrower and each of the Co-Borrower Projects, all of the rights, remedies, powers, privileges and immunities which they have with respect to the Borrower and the Projects under the Loan Agreement and the Loan Documents; IN EACH OF THE FOREGOING CASES, as if (A) each reference in the Loan Agreement and the other Loan Documents to the "Borrower" or any "Borrower Party" or "Borrower Parties" (except (i) references to such terms contained in the definitions in Section 1.01 of the Loan Agreement (except as expressly provided in the Joinder Supplement), (ii) references to such terms contained in Loan Documents to which such Co-Borrower is not a party or has not assumed obligations thereunder pursuant to this Agreement (including any Environmental Indemnity to which such Co-Borrower is not a party) and (iii) as otherwise expressly provided to the contrary in any of the Loan Documents), shall include, in addition to the parties named therein, each Co-Borrower, jointly and severally with the Borrower and any other Co-Borrower; (B) each reference in the Loan Agreement and the other Loan Documents to any "Project" (including, without limitation, in any defined term therein, but excluding references to such term contained in any Environmental Indemnity to which such Co-Borrower is not a party or any of the other Loan Documents to which such Co-Borrower is not a party or as otherwise expressly provided to the contrary in any of the Loan Documents) shall, where the applicable context requires, mean and include both each Project and each Co-Borrower Project; and (C) each reference in the Loan Agreement and the other Loan Documents (including, without limitation, any defined term therein) to any Loan Document shall mean any applicable Loan Document to which the Borrower or such Co-Borrower is a party, if any. Each Co-Borrower further agrees that an "Event of Default" shall occur with respect to such Co-Borrower if any Event of Default as defined in Article XII of the Loan Agreement shall occur with respect to the Borrower or shall occur as if each reference to the "Borrower" contained in such Article XII included both the Borrower and such Co-Borrower or any other Co-Borrower, individually and collectively. The Borrower agrees that it has joint and several liability for all of the Obligations of each Co-Borrower under the Loan Agreement, as supplemented by this Joinder Agreement and the Joinder Supplement, and the other Loan Documents.

        2.    Certain Terms and References.

          (a)   All references to "Borrower" in the definitions of the following terms shall include a reference both to the Borrower and the applicable Co-Borrower, individually or collectively, as the context shall require:

              (i)  "Authorized Officer"

             (ii)  "Condemnation Awards"

            (iii)  "Environmental Liens"

            (iv)  "Excess Cash"

             (v)  "Excluded Taxes"

            (vi)  "GAAP"

           (vii)  "Immaterial Subsidiary"

          (viii)  "Interest Period"

            (ix)  "Leases"

             (x)  "Loan" and "Loans"

            (xi)  "Obligations"

           (xii)  "Operating Expenses"

          (xiii)  "Operating Income"

          (xiv)  "Permitted Liens"

           (xv)  "Permitted Public REIT Transfer". In addition, the following sentence is hereby added at the end of the definition of "Permitted Public REIT Transfer": Nothing in this definition or in Section 9.03(a)(iii) shall prohibit the transfer by the applicable Co-Borrower of any Co-Borrower Project owned by such Co-Borrower to Borrower or to a separate Qualified Successor Entity provided that, in the case of a transfer to a Qualified Successor Entity, (i) the Borrower shall transfer the Projects owned by the Borrower to the same Qualified Successor Entity or to another Qualified Successor Entity that qualifies as such pursuant to the same clause (i.e., clause (I), (II) or (III) of the definition of Qualified Successor Entity set forth in Section 9.03(a)(iii) ), or (ii) direct or indirect Equity Interests in the Borrower are transferred to a Person that controls, is controlled by or is under common control with the Qualified Successor Entity to which such Co-Borrower Project is transferred and such transfer of Equity Interests is otherwise permitted by this Agreement.

          (xvi)  "Property Management Agreement"

         (xvii)  "Real Estate Taxes"

        (xviii)  "Rents"

          (xix)  "Transactions"

          (b)   The references to "Borrower" in the definitions of each of the documents that comprise the Loan Documents and the Security Documents (including, without limitation, "Cash Trap Account Security Agreement," "Deed of Trust" "Environmental Indemnity," "General Assignment," "Notes," "Project-Level Account Security Agreement" and "Property Manager's Consent") shall include a reference both to the Borrower and the applicable Co-Borrower, as the context shall require, such that all such documents delivered by the Borrower or the applicable Co-Borrower pursuant to the Loan Agreement or the Modification Agreement shall be included within the meanings of "Loan Documents" and "Security Documents."

          (c)   All references to "Borrower" in the following Sections of the Loan Agreement shall include a reference both to the Borrower and the applicable Co-Borrower, individually or collectively, as the context shall require:

              (i)  Section 2.01

             (ii)  Section 2.02

            (iii)  Section 2.04

            (iv)  Section 2.05

             (v)  Section 2.06

            (vi)  Section 2.08

           (vii)  Section 2.09

          (viii)  Section 2.10

            (ix)  Section 4.01

             (x)  Section 4.02

            (xi)  Section 4.05

           (xii)  Section 4.06

          (xiii)  Section 5.01

          (xiv)  Section 5.02

           (xv)  Section 5.04

          (xvi)  Section 5.06

         (xvii)  Section 9.02

        (xviii)  Section 14.05

          (xix)  Section 14.13

           (xx)  Section 14.23

          (xxi)  Section 14.30

         (xxii)  Section 14.31

        3.    California Civil Code Section 2954.10 Waiver.    By initialing this provision where indicated below, each Co-Borrower hereby makes each of the acknowledgments set forth in Section 2.06(d) of the Loan Agreement. By initialing this provision where indicated below, each Co-Borrower waives any rights it may have under California Civil Code Section 2954.10, or any successor statute, and such Co-Borrower confirms that the Lenders' agreement to make the Loans at the interest rate and on the other terms set forth in the Loan Agreement constitutes adequate and valuable consideration, given individual weight by such Co-Borrower, for the prepayment provisions set forth in Section 2.06 of the Loan Agreement and hereby waives its rights under California Civil Code Section 2954.10 as set forth in Section 2.06(d) of the Loan Agreement.

Co-Borrower's Initials
Co-Borrower's Initials

        4.    Execution and Delivery of Documents by the Co-Borrower; Assumption of Notes and other Obligations.    Without releasing the Borrower from any of its obligations thereunder, each Co-Borrower hereby assumes, jointly and severally with the Borrower and any other Co-Borrower, all of the obligations of the Borrower under each of the Notes which evidence Loans advanced by each Lender or its predecessor in interest prior to the IPO Closing Time. Pursuant to the Modification Agreement, the Borrower and each Co-Borrower shall jointly and severally execute the Additional Notes for each Lender, which shall evidence the amounts advanced by each Lender on or subsequent to the IPO Closing Time.

        5.    Joinder Supplement.    The provisions set forth in the Supplement to Joinder Agreement attached hereto as Exhibit A are made a part hereof and incorporated by reference herein.

        6.    Suretyship Provisions.

        6.1    Definitions and Background.    The Borrower and each Co-Borrower acknowledge that they will each receive substantial benefits from the Lenders' extension of credit pursuant to the Loan Agreement to the Borrower and the Co-Borrowers on the joint and several, cross-collateralized basis provided for herein and in the Loan Documents, which benefits are reasonably equivalent consideration for their respective incurrence of liability on account of the Obligations arising under the Loan Documents, and which benefits include, without limitation, the refinancing of certain existing indebtedness of the Borrower and the Co-Borrowers and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available if the Projects owned by the Borrower and the Co-Borrower were being financed on a stand-alone basis and not as part of a pool of assets comprising the security for the Obligations; and that each is joining in this Agreement, the Joinder and Supplement and the other Loan Documents in consideration of those benefits. The parties to this Joinder Agreement acknowledge and agree that the intention of the parties is that both the Borrower and the Co-Borrowers shall be direct, primary, joint and several obligors with respect to all Obligations (except to the extent expressly provided to the contrary in this Joinder Agreement). However, in the event that for any reason either the Borrower or any Co-Borrower (in such event, such party is referred to herein as the "Secondary Obligor") is held or deemed to be a guarantor of or surety for the payment and performance of the obligations of the other (in such event, such other party is referred to herein as the "Primary Obligor") under this Agreement, the Loan Agreement or any of the other Loan Documents (such obligations are collectively referred to herein as the "Primary Obligor Obligations" and all documents evidencing, securing or relating to the Primary Obligor Obligation are referred to herein as the "Primary Obligor Documents"), the Primary Obligor and Secondary Obligor hereby agree as follows.

        6.2    Rights of the Administrative Agent and Lenders.    Without modifying or otherwise limiting any of the Primary Obligor's rights under the Loan Agreement or the other Loan Documents with respect to any or all of the following acts, the Secondary Obligor authorizes the Administrative Agent and the Lenders to perform any or all of the following acts at any time in their sole discretion, all without notice to the Secondary Obligor and without affecting the rights of the Administrative Agent or the Lenders or the Secondary Obligor's obligations under the Loan Agreement and the Loan Documents:

          (a)   The Administrative Agent or the Lenders may alter any terms of the Primary Obligor Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Primary Obligor Obligations or any part thereof.

          (b)   The Administrative Agent or the Lenders may take and hold security for the Primary Obligor Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c)   The Administrative Agent or the Lenders may direct the order and manner of any sale of all or any part of any security now or later to be held for the Primary Obligor Obligations, and the Administrative Agent or the Lenders may also bid at any such sale.

          (d)   The Administrative Agent or the Lenders may apply any payments or recoveries from the Primary Obligor, the Secondary Obligor or any other source, and any proceeds of any security, to the Primary Obligor Obligations in such manner, order and priority as the Administrative Agent or the Lenders may elect.

          (e)   The Administrative Agent or the Lenders may release the Primary Obligor from its liability for the Primary Obligor Obligations or any part thereof.

          (f)    The Administrative Agent or the Lenders may substitute, add or release any one or more guarantors or endorsers.

        6.3    Obligations of Secondary Obligor to be Absolute.    The Secondary Obligor expressly agrees that, until all Obligations have been paid and performed in full, the Secondary Obligor shall not be released by or because of:

          (a)   Any act or event which might otherwise discharge, reduce, limit or modify the Secondary Obligor's obligations under the Loan Agreement or the other Loan Documents;

          (b)   Any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or any failure to proceed promptly or otherwise against the Primary Obligor, the Secondary Obligor or any security;

          (c)   Any action, omission or circumstance which might increase the likelihood that the Secondary Obligor may be called upon to perform under this Agreement or the other Loan Documents or which might affect the rights or remedies of the Secondary Obligor against the Primary Obligor; or

          (d)   Any dealings occurring at any time between the Primary Obligor and the Administrative Agent or the Lenders, whether relating to the Primary Obligor Obligations or otherwise.

        The Secondary Obligor hereby acknowledges that, absent this Section 5.3, the Secondary Obligor might have a defense to its Obligations as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. The Secondary Obligor hereby expressly waives and surrenders any defense to any liability on account of its Obligations based upon any of such acts, omissions, agreements, waivers or matters.

        6.4    Waivers of Defenses.    The Secondary Obligor waives:

          (a)   Any right it may have to require the Administrative Agent or the Lenders to proceed against the Primary Obligor, proceed against or exhaust any security held from the Primary Obligor, or pursue any other remedy in the Administrative Agent's or Lenders' power to pursue;

          (b)   Any defense based on any claim that the Secondary Obligor's obligations exceed or are more burdensome than those of the Primary Obligor;

          (c)   Any defense based on: (i) any legal disability of the Primary Obligor; (ii) any release, discharge, modification, impairment or limitation of the liability of the Primary Obligor to the Administrative Agent or the Lenders from any cause, whether consented to by the Administrative Agent or the Lenders or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance, of the Primary Obligor Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceedings;

          (d)   Any defense based on any action taken or omitted by the Administrative Agent or the Lenders in any Insolvency Proceeding involving the Primary Obligor, including any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or the Lenders to the Primary Obligor in any Insolvency Proceeding and the taking and holding by the Administrative Agent or the Lenders of any security for any such extension of credit;

          (e)   All presentments, demands for performance, notice of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of the Obligations and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, but only in Secondary Obligor's capacity as Secondary Obligor and not in its capacity as Primary Obligor or as otherwise provided in the Loan Documents; and

          (f)    Any defense based on or arising out of any action of the Administrative Agent or the Lenders described in Sections 5.2 or 5.3 above, subject to the provisions of Section 5.2 and 5.3 above.

        6.5    Impairment of Subrogation Rights.

          (a)   Upon an Event of Default by the Primary Obligor, the Administrative Agent in its sole discretion, without prior notice (except as required by the Loan Documents or Applicable Law) to or consent of the Secondary Obligor, may elect to foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Primary Obligor Obligations, or accept a transfer of any such security in lieu of foreclosure, or compromise or adjust the Primary Obligor Obligations or any part thereof or make any other accommodation with the Primary Obligor, or exercise any other remedy against the Primary Obligor or any security. No such action by the Administrative Agent shall release or limit the liability of the Secondary Obligor, who shall, subject to the provisions of Section 14.23(a) of the Loan Agreement, remain liable for the Obligations after the action, even if the affect of the action is to deprive the Secondary Obligor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Primary Obligor for any sums paid to the Administrative Agent or any Lender, whether contractual or arising by operation of law or otherwise. The Secondary Obligor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property held by the Administrative Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Primary Obligor Obligations.

          (b)   Regardless of whether the Secondary Obligor may have made any payments to the Administrative Agent or the Lenders, the Secondary Obligor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from the Primary Obligor or any other party for any sums paid to the Administrative Agent or the Lenders whether contractual or arising by operation of law (including, without limitation, under Sections 2847 or 2848 of the California Civil Code, under any provisions of the United States Bankruptcy Code, or any successor or similar statutes) or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or the Lenders may have against the Primary Obligor, and (iii) all rights to participate in any security now or later held by the Administrative Agent or the Lenders for the Primary Obligor Obligations. The Secondary Obligor further agrees that, to the extent the foregoing waiver is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution and indemnification the Secondary Obligor may have against the Primary Obligor or against any collateral or security, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Primary Obligor, and to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security. If any amount shall be paid to the Secondary Obligor on account of any such subrogation, reimbursement, contribution or indemnification rights at any time when all the Primary Obligor Obligations have not been paid in full, such amount shall be held in trust by the Secondary Obligor and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Primary Obligor Obligations, whether matured or unmatured, in accordance with the terms of the Primary Obligor Documents. The waivers given in this Section 5.5(b) shall be effective until the Primary Obligor Obligations have been paid and performed in full.

          (c)   The Secondary Obligor understands and acknowledges that, if the Administrative Agent forecloses judicially or nonjudicially against any real property security for the Primary Obligor Obligations, that foreclosure could impair or destroy the ability that the Secondary Obligor may have to seek reimbursement, contribution or indemnification from the Primary Obligor. The Secondary Obligor further understands and acknowledges that in the absence of this Section 5.5, such potential impairment or destruction of the Secondary Obligor's rights, if any, may entitle the

  Secondary Obligor to assert a defense to its liability on account of the Obligations based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 286 Cal.App.2d 40 (1968). The Secondary Obligor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that the Secondary Obligor will be fully liable for the Obligations even though the Administrative Agent may foreclose judicially or nonjudicially against any real property security for the Primary Obligor Obligations; (ii) agrees that the Secondary Obligor will not assert that defense in any action or proceeding which the Administrative Agent may commence to enforce the Secondary Obligor's liability on account of the Obligations, (iii) acknowledges and agrees that the rights and defenses waived by the Secondary Obligor hereunder on account of the Primary Obligor Obligations include any right or defense that the Secondary Obligor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Lenders are relying on this waiver in extending the credit to the Primary Obligor and the Secondary Obligor, and that this waiver is a material part of the consideration which the Administrative Agent and the Lenders are receiving for providing the credit facilities under the Loan Agreement to the Primary Obligor.

          (d)   The Secondary Obligor waives any rights and defenses that are or may become available to the Secondary Obligor on account of the Primary Obligor Obligations by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          (e)   The Secondary Obligor waives all rights and defenses that the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. This means, among other things, (i) the Lender may collect from the Secondary Obligor and pursue any real or personal property pledged by the Secondary Obligor without first foreclosing on any real or personal property collateral pledged by the Primary Obligor; (ii) the amount of the Obligations for which Secondary Obligor is liable may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (iii) the Administrative Agent and the Lenders may collect from the Secondary Obligor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Secondary Obligor may have to collect from the Primary Obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. In addition, Secondary Obligor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the guaranteed obligation, has destroyed the Secondary Obligor's rights of subrogation and reimbursement against the Primary Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.

        6.6    Revival and Reinstatement.    If the Administrative Agent or any Lender is required to pay, return or restore to the Primary Obligor or any other person any amounts previously paid on the Primary Obligor Obligations because of any Insolvency Proceeding of the Primary Obligor, any stop notice or any other reason, the obligation of the Secondary Obligor shall be reinstated and revived and the rights of the Administrative Agent and the Lenders shall continue with regard to such amounts, all as though they had never been paid.

        6.7    The Primary Obligor's Financial Condition.    The Secondary Obligor assumes full responsibility for keeping informed of the Primary Obligor's financial condition and business operations and all other circumstances affecting the Primary Obligor's ability to pay and perform its obligations to the Administrative Agent, and agrees that the Administrative Agent shall have no duty to disclose to the Secondary Obligor any information which the Administrative Agent may receive about the Primary

Obligor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

        6.7    Intent of Waivers.    The waivers and other provisions of this Section 5 are made by the Secondary Obligor solely for itself and not on behalf of the Primary Obligor. Furthermore, the waivers and other provisions of this Section 5 are made by the Secondary Obligor solely in its capacity as a Secondary Obligor and not in its capacity as a Primary Obligor. Nothing herein is intended to, or shall, modify, or constitute a waiver or surrender by the Secondary Obligor of, any right, remedy or defense that would otherwise be available to the Secondary Obligor on account of its Obligations in its capacity as a Primary Obligor.

        7.    Miscellaneous.    For all purposes of the Loan Agreement and the other Loan Documents, this Joinder Agreement and the Joinder Supplement are "Loan Documents." The Loan Agreement contains certain provisions which apply to the Loan Documents, and those provisions apply to this Joinder Agreement and the Joinder Supplement, and are incorporated herein by this reference. Those incorporated provisions include, without limitation, those relating to manner of delivering notice, certain waivers (including waiver of jury trial), submission to jurisdiction, the Borrower's and applicable Co-Borrower's responsibility for certain expenses, severability, manner for amendment and modification of this Agreement, governing law and other matters. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        8.    Limitation of Liability.    The provisions of Section 14.23(a) of the Loan Agreement shall apply to the terms of this Joinder Agreement. All references to the "Borrower" in Section 14.23 of the Loan Agreement shall mean the Borrower and each Co-Borrower, individually or collectively, as the context shall require. Also, if any Co-Borrower is a limited partnership, all references in Section 14.23(a) of the Loan Agreement to "manager" or "member" shall mean "general and/or limited partner."

[signatures appear on the next page]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DOUGLAS EMMETT 2002, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer
DEG, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer
SAN VICENTE PLAZA, a California limited partnership
By:	DOUGLAS EMMETT MANAGEMENT, LLC, a Delaware limited liability company, its General Partner
	By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
		By:	William Kamer Chief Financial Officer
OWENSMOUTH/WARNER LLC, a California limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer

SUPPLEMENT TO JOINDER AGREEMENT

        This SUPPLEMENT TO JOINDER AGREEMENT (this "Supplement") is attached to and forms a part of the JOINDER AND SUPPLEMENT AGREEMENT (the "Joinder Agreement") dated as of                            , 2006, executed by San Vicente Plaza, a California limited partnership ("San Vicente"), and Owensmouth/ Warner, LLC, a California limited liability company ("Owensmouth"); San Vicente and Owensmouth, individually and collectively, the "Co-Borrower"), Douglas Emmett 2002, LLC, a limited liability company organized under the laws of the State of Delaware ("Douglas Emmett"), and DEG, LLC, a limited liability company organized under the laws of the State of Delaware ("DEG") (Douglas Emmett and DEG, individually and collectively, the "Borrower") for the benefit of Eurohypo AG, New York Branch, as Administrative Agent, and the Lenders from time to time party to that certain Loan Agreement dated as of August 25, 2005, as Modified by the Joinder and Supplement Agreement dated as of August 25, 2005, and as Modified by that certain Modification Agreement, of even date herewith (the "Modification Agreement"), and as further Modified and in effect from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned them in the Loan Agreement as modified by the Modification Agreement, and the Joinder Agreement.

        IN ADDITION TO AND WITHOUT LIMITING THE COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER AND CO-BORROWER CONTAINED IN THE JOINDER AGREEMENT AND THE LOAN AGREEMENT, BORROWER AND CO-BORROWER FURTHER AGREE AS FOLLOWS:

        1.    Modifications to the Loan Agreement.    The Loan Agreement is hereby Modified as follows:

          (a)   The RECITALS shall be supplemented as follows:

            "The Co-Borrower known as San Vicente Plaza, a California limited partnership ("San Vicente"), is the owner of a fee simple interest in and to that certain office building listed in Schedule 1A-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement known as the San Vicente Plaza Project, in the City of Los Angeles, County of Los Angeles, State of California, on certain land more fully described in Schedule 1B-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement (the "San Vicente Project") and the Co-Borrower known as Owensmouth/Warner, LLC, a California limited liability company ("Owensmouth"), is the owner of a fee simple interest, subject to the Ground Lease described below, in and to that certain real property listed in Schedule 1A-2 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement known as the Owensmouth Project, in the City of Los Angeles, County of Los Angeles, State of California, more fully described in Schedule 1B-2 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement (the "Owensmouth Project") (the rights of each such Co-Borrower with respect to each such building and to the land on which each such building is located, together with the rights of such Co-Borrower with respect to any air rights and other rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining thereto, all Improvements thereon, together with all fixtures and equipment required for the operation thereof, all personal property related to the foregoing and all other items described in the granting clause of the Deed of Trust relating to such building and interest in land are included within the term "Project" as defined in the Loan Agreement).

          (b)   The following new definitions shall be added to the Loan Agreement:

              (i)  ""San Vicente Plaza Project" and "Owensmouth Project" have the respective meanings assigned to such terms in the Recitals as supplemented by the Supplement to Joinder Agreement attached to the New Co-Borrower's Joinder and Supplement.";

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             (ii)  "Ground Lease" shall mean that certain Ground Lease identified on Schedule 1 attached hereto.

            (iii)  "Ground Lessee" shall mean the ground lessee under the Ground Lease, its successors and assigns.

          (c)   The following definitions shall be Modified as set forth below:

              (i)  The following sentence is added to the definition of Authorized Officer: "Authorized Officer," in the case of a Co-Borrower who is a limited partnership, shall mean any of the individual officers serving as the Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary, Treasurer or Assistant Treasurer of New General Partner, in its capacity as the general partner of Co-Borrower, and whose name appears on a certificate of incumbency executed by the Secretary of New Borrower's Manager, in its respective capacity as the manager of Borrower and/or the manager of New General Partner, and delivered concurrently with the effectiveness of the Modification Agreement, as such certificate of incumbency may be amended from time to time to identify the names of the individuals then holding such offices and certified by the Secretary of New Borrower's Manager, in its respective capacity as the manager of Borrower and/or the manager of New General Partner.

             (ii)  "The definition of Obligations shall not, with respect to any Co-Borrower, include the Obligations of Borrower or any other Co-Borrower under any Environmental Indemnity to which such Co-Borrower is not a party.

          (d)   The following Sections shall be Modified as follows:

              (i)  Add the following sentences to the end of Section 7.10: "The sole limited partner of San Vicente on the date hereof is the OP. The sole general partner of San Vicente on the date hereof is New General Partner. The sole member of Owensmouth on the date hereof is the OP. The sole manager of Owensmouth on the date hereof is New Borrower's Manager.

          (e)   The Administrative Agent and the Lenders acknowledge that Owensmouth's fee interest in the Owensmouth Project is subject to the Ground Lease. For all purposes of this Agreement and the other Loan Documents, the Ground Lease is a "Lease," an "Approved Lease," and a "Major Lease." Accordingly, notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents (including, without limitation, the Deed of Trust encumbering the Owensmouth Project), the following provisions shall apply with respect to the Owensmouth Project and Owensmouth (but not with respect to any other Project or the Borrower or any other Co-Borrower):

              (i)  No representation or warranty in Article 7 of the Loan Agreement pertaining to any Person or any Project shall be interpreted as a representation or warranty concerning (a) the Ground Lessee or the interest of the Ground Lessee (or any subtenant or licensee of the Owensmouth Project), (b) title to any property owned by the Ground Lessee, (c) except as to Borrower's Knowledge, the physical or other condition of the Improvements located on the Owensmouth Project or the compliance of such Improvements, or the Ground Lessee (or any subtenant or licensee of the Owensmouth Project), with Applicable Laws or Governmental Approvals, (d) except as to Borrower's Knowledge, Governmental Approvals pertaining to the Owensmouth Project, or (e) any Lease other than the Ground Lease.

             (ii)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 7.22 shall read as follows:

              "7.22    Ground Lease.    The representations and warranties in Schedule 7.22 attached hereto are true and correct."

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      Schedule 7.22, in the form attached hereto, is hereby added to the Loan Agreement.

            (iii)  The following new subsection (j) is added to Section 8.05:

              "(j)    Owensmouth Insurance Program.    Solely as to the Owensmouth Project, the Borrower Parties shall be deemed in compliance with their obligations to maintain casualty insurance pursuant to Section 8.05 of the Loan Agreement provided that (i) the Ground Lessee maintains the casualty insurance required pursuant to the provisions of the Ground Lease and (ii) the Administrative Agent is named as an additional insured or loss payee thereunder in accordance with the provisions of the Ground Lease.

            (iv)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.04(a) shall read as follows:

              "(a) Owensmouth shall comply in all material respects (subject to such more stringent requirements as may be set forth elsewhere herein) with all Applicable Laws (other than those Applicable Laws that specifically and exclusively relate to the interest of the Ground Lessee under the Ground Lease), and shall use commercially reasonable efforts to enforce the provisions of the Ground Lease to cause the Ground Lessee to comply with its obligations under the Ground Lease to comply with Applicable Laws to the extent within Owensmouth's reasonable control. Owensmouth shall maintain in full force and effect all required Government Approvals that are applicable to it and shall comply, in all material respects, with all such Government Approvals and keep them in full force and effect. Owensmouth shall use commercially reasonable efforts to enforce the provisions of the Ground Lease to cause the Ground Lessee to comply with its obligations under the Ground Lease to obtain all Government Approvals as shall now or hereafter be necessary under Applicable Law in connection with the operation or maintenance of the Owensmouth Project to the extent within Owensmouth's reasonable control. Upon request from time to time, Owensmouth shall promptly furnish a true, correct and complete copy of each Government Approval required to be maintained by Owensmouth to the Administrative Agent, and shall use commercially reasonable efforts to enforce the provisions of the Ground Lease to cause the Ground Lessee to comply with its obligations under the Ground Lease to deliver a copy of each Governmental Approval necessary under Applicable Law in connection with the operation or maintenance of the Owensmouth Project to Owensmouth, and shall thereafter deliver a true, correct and complete copy thereof to the Administrative Agent. Owensmouth shall, unless otherwise approved by the Administrative Agent in writing or prohibited under the terms of the Ground Lease, use its reasonable efforts to contest any proceedings before any Governmental Authority and to resist any proposed adverse changes in Applicable Law to the extent that such proceedings or changes are directed specifically toward the Owensmouth Project or could reasonably be expected to have a Material Adverse Effect, but only to the extent that Owensmouth deems such action to be in the best interests of the Owensmouth Project in the exercise of its business judgment. Owensmouth shall be permitted to permit the Ground Lessee to contest the applicability of such Applicable Law or Governmental Approval on the terms set forth in Section 8.05(b). In the event that the Ground Lessee breaches with any of its obligations under the Ground Lease that are referenced in this Section in any material respect, Owensmouth shall provide the Administrative Agent with notice promptly upon becoming aware thereof, and, if such breach could reasonably be expected either to have a Material Adverse Effect on the Owensmouth Project (determined as if the Owensmouth Project were the sole collateral for the Allocated Loan Amount that is allocated to the Owensmouth Project) or otherwise to have a Material Adverse Effect (either, an "Owensmouth MAE Effect"), Owensmouth shall (unless Owensmouth shall be exercising its rights to contest the

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      applicability of such Applicable Law or Governmental Approval in accordance with Section 8.05(b)) furnish to the Administrative Agent for the benefit of the Lenders such security as may be reasonably requested by the Administrative Agent, to ensure that the failure of the Ground Lessee to comply with such Applicable Law or to maintain in effect such Governmental Approval shall not have an Owensmouth MAE Effect."

             (v)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.06(a) shall read as follows:

              "(a) Subject to the provisions of subsection (b) of this Section 8.06, Owensmouth shall pay all Real Estate Taxes and Other Charges now or hereafter levied or assessed or imposed against the Owensmouth Project or any part thereof before fine, penalty, interest or cost attaches thereto, unless the Ground Lessee shall have timely paid such Real Estate Taxes and Other Charges in accordance with the terms of the Ground Lease. Subject to the provisions of subsection (b) of this Section 8.06, upon the request of the Administrative Agent, Owensmouth shall furnish to the Administrative Agent receipts for, or other evidence reasonably satisfactory to the Administrative Agent of, the payment of Real Estate Taxes and Other Charges in compliance with this Section 8.06."

            (vi)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.07 shall read as follows:

              "8.07    Maintenance of Projects; Alterations.    Owensmouth shall:

                  (i)  use commercially reasonable efforts to enforce the provisions of the Ground Lease requiring the Ground Lessee to maintain or cause to be maintained the Owensmouth Project in good condition and repair in a manner consistent with the requirements of the Ground Lease;

                 (ii)  use commercially reasonable efforts to enforce the provisions of the Ground Lease that require the Ground Lessee to obtain the consent of Owensmouth for any removal, demolition or structural alteration of, any of the Improvements on the Owensmouth Project or the making of any alteration thereto, and Owensmouth shall not grant any such consent without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld for any alterations that are required by Applicable Law) if such removal, demolition or alteration would (A) have a Material Adverse Effect or (B) involve a cost in the aggregate for such alteration and all other alterations involving a single work of improvement (or related group of improvements) which is anticipated to exceed the lesser of (1) $5,000,000 or (2) ten percent (10%) of the Appraised Value of the Owensmouth Project; provided, however, that the Administrative Agent's consent shall not be required for any such removal, demolition or alteration that (x) does not require Owensmouth's consent under the Ground Lease or (y) pertains to tenant improvement work which (upon completion of such work) does not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements on the Owensmouth Project or the exterior of any building (excluding signage or other alterations that would not otherwise require the consent of the Administrative Agent under this Section 8.07(ii) in the absence of this proviso) constituting a part of any Improvements at the Owensmouth Project;

                (iii)  use commercially reasonable efforts to enforce the provisions of the Ground Lease that require the Ground Lessee to complete promptly and in a good and workmanlike manner any Improvements on the Owensmouth Project which may be hereafter constructed and promptly to restore in like manner any portion of such

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        Improvements which may be damaged or destroyed thereon from any cause whatsoever, and to pay when due all claims for labor performed and material furnished therefor, subject to the right of the Ground Lessee under any applicable provisions of the Ground Lease to contest such claims and further subject to Owensmouth's right to contest any such claims (as long as, with respect to any such claim for which a mechanic's lien has been filed (other than one that solely and exclusively encumbers the interest of the Ground Lessee under the Ground Lease and does not affect in any respect any portion of Owensmouth's right, title or interest in the Owensmouth Project), such contested claims have been bonded over to the satisfaction of the Administrative Agent within thirty (30) days of the date of filing); and

                (iv)  not itself commit any waste to the Owensmouth Project, and to use commercially reasonable efforts to enforce any applicable provisions of the Ground Lease and Owensmouth's rights under Applicable Law that prohibit the commission of waste by the Ground Lessee, and in the event that the Ground Lessee breaches any of its obligations under the Ground Lease that are referenced in this Section in any material respect, Owensmouth shall provide the Administrative Agent with notice promptly upon becoming aware thereof, and, if such breach could reasonably be expected to have an Owensmouth MAE Effect, Owensmouth shall furnish to the Administrative Agent for the benefit of the Lenders such security as may be reasonably requested by the Administrative Agent, to ensure that the failure of the Ground Lessee to comply with such obligation shall not have an Owensmouth MAE Effect."

               (vii)  Section 8.10 of the Loan Agreement (and any similar provision of the Loan Agreement or other Loan Documents granting any rights of entry to, or inspection of, the Owensmouth Project) shall be subject to the provisions of the Ground Lease and the rights of the Ground Lessee and other occupants thereof.

              (viii)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.11 shall read as follows:

                "8.11    Environmental Compliance.    Owensmouth covenants and agrees that:

                    (i)  all uses and operations on or of the Owensmouth Project by Owensmouth shall be in compliance with all Environmental Laws and permits issued pursuant thereto, and Owensmouth shall use commercially reasonable efforts to enforce the provisions of the Ground Lease that relate to the obligations of the Ground Lessee to comply with all Environmental Laws;

                   (ii)  except for Releases incidental to the Use of Hazardous Substances permitted by clause (iii) below and in compliance with all Applicable Laws, Owensmouth shall not permit a Release of Hazardous Substances in, on, under or from the Owensmouth Project, and shall use commercially reasonable efforts to enforce any applicable provisions of the Ground Lease and Owensmouth's rights under Applicable Law that prohibit any such Release by the Ground Lessee;

                  (iii)  Owensmouth shall not knowingly permit Hazardous Substances in, on, or under the Owensmouth Project, except those that are in compliance with all Environmental Laws and of types and in quantities customarily used in the ownership, operation and maintenance of buildings similar to the Owensmouth Project (i.e., materials used in cleaning and other building operations) and shall

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          (to the extent within Owensmouth's reasonable control) undertake to supervise and inspect activities occurring on the Owensmouth Project as may be reasonably prudent to comply with the foregoing obligation, and shall use commercially reasonable efforts to enforce the provisions of the Ground Lease and Owensmouth's rights under Applicable Law that relate to the use of Hazardous Substances by the Ground Lessee;

                  (iv)  except as disclosed in Schedule 8.11 or as specifically described in the Environmental Reports, Owensmouth shall not permit any underground storage tanks to be placed or installed in, on, or under the Owensmouth Project, and shall (to the extent within Owensmouth's reasonable control) cause any such underground storage tank to be operated, maintained, repaired and replaced in compliance with Applicable Law;

                   (v)  Reserved;

                  (vi)  Owensmouth shall keep the Owensmouth Project free and clear of all Liens and other encumbrances imposed pursuant to any Environmental Law (collectively, "Environmental Liens") due to any act or omission of Owensmouth or any other Person (to the extent within Owensmouth's reasonable control), and shall use commercially reasonable efforts to enforce any applicable provisions of the Ground Lease that prohibit any Environmental Liens due to any act or omission of the Ground Lessee or its subtenants or licensees;

                 (vii)  notwithstanding clause (iii) above, Owensmouth shall not, or knowingly permit any other Person to, install any asbestos or asbestos containing materials on the Owensmouth Project, and shall upon and following the Closing Date use commercially reasonable efforts to enforce any applicable provisions of the Ground Lease or its rights under Applicable Law that require the Ground Lessee to implement, comply with and maintain in effect an operations and maintenance program with respect to any existing asbestos or asbestos containing materials located at the Owensmouth Project;

                (viii)  Owensmouth shall cause (or shall use commercially reasonable efforts to enforce the provisions of the Ground Lease so as to cause) the Remediation of such Hazardous Substances present on, under or emanating from the Owensmouth Project, or migrating onto or into the Owensmouth Project, in accordance with this Agreement and applicable Environmental Laws subject to the right to contest such Remediation in accordance with Section 7(a) of the Environmental Indemnity; and

                  (ix)  Owensmouth shall provide and shall use commercially reasonable efforts to enforce the provisions of the Ground Lease so as to provide the Administrative Agent, the Lenders and their representatives (A) with access, upon prior reasonable notice, at reasonable times (during normal business hours) to all or any portion of the Owensmouth Project for purposes of inspection; provided that such inspections shall not unreasonably interfere with the operation of the Owensmouth Project or the tenants or occupants thereof, and shall be subject to the rights of the Ground Lessee under the Ground Lease and the rights of subtenants or other occupants under their subleases, and Owensmouth shall cooperate with the Administrative Agent, the Lenders and their representatives in connection with such inspections, including, but not limited to, using commercially reasonable efforts to provide all relevant information and making knowledgeable persons available for interviews and

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          (B) promptly upon request, copies of all environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession or control of Owensmouth in relation to the Owensmouth Project, whether heretofore or hereafter obtained.

                  In the event that the Ground Lessee breaches any of its obligations under the Ground Lease that are referenced in this Section in any material respect, Owensmouth shall provide the Administrative Agent with notice promptly upon becoming aware thereof, and, if such breach could reasonably be expected to have an Owensmouth MAE Effect, Owensmouth shall furnish to the Administrative Agent for the benefit of the Lenders such security as may be reasonably requested by the Administrative Agent, to ensure that the failure of the Ground Lessee to comply with such obligation shall not have an Owensmouth MAE Effect. Nothing contained in this Section shall limit the rights of the Administrative Agent or any Lender for indemnification under the terms of the Environmental Indemnity Agreement.

                  (ix)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.13 shall read as follows:

                    "8.13    Leases.    Owensmouth shall (a) upon the Closing Date, assign to the Administrative Agent (on behalf of the Lenders) the Ground Lease, and/or all Rents payable thereunder pursuant to the Deed of Trust, (b) promptly perform and fulfill, or cause to be performed and fulfilled, each and every material term and provision of Owensmouth's obligations under the Ground Lease, (c) give to the Administrative Agent a copy of each notice of default given to the Ground Lessee or sent by the Ground Lessee to Owensmouth, (d) consistent with good business practices and in the best interests of the Owensmouth Project, enforce its rights under the Ground Lease unless otherwise approved by the Administrative Agent, and (e) diligently enforce the terms of the Ground Lease with respect to any construction work to be performed by the Ground Lessee thereunder."

                   (x)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 8.17 shall read as follows:

                    "8.17    Operating Expenses.    Owensmouth shall pay all known costs and expenses of operating, maintaining, leasing and otherwise owning the Owensmouth Project (except for such costs that specifically and exclusively relate to the interest of the Ground Lessee under the Ground Lease or that are the responsibility of the Ground Lessee under the Ground Lease) on a current basis and before same become delinquent (subject however to the other provisions of this Agreement and the other Loan Documents), including all interest, principal (when due) and other sums required to be paid under this Agreement, the other Loan Documents and the Hedge Agreement, before utilizing any revenues derived or to be derived from or in respect of the Owensmouth Project for any other purpose, including distributions or other payments to Owensmouth's Member."

                  (xi)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Section 9.09(a) shall read as follows:

                    "(a)    Negative Covenants.    Owensmouth shall not (i) accept from the Ground Tenant, nor permit the Ground Tenant to pay, Rent for more than

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            one pay period under the Ground Lease in advance except for payment in the nature of security for performance of a tenant's obligations, escalations, percentage rents, taxes, insurance and other pass-throughs paid by the Ground Tenant pursuant to the Ground Lease, (ii) Modify, terminate, or accept surrender of, the Ground Lease, without the prior written consent of the Administrative Agent, except in accordance with any existing rights of termination exercisable by the Ground Lessee pursuant to the terms of the Ground Lease as in effect on the date hereof, (iii) except for the Deed of Trust, assign, transfer (except for a Transfer permitted by the Loan Agreement), pledge, subordinate or mortgage any of Owensmouth's interest in the Ground Lease or in or to any Rent without the prior written consent of the Administrative Agent and the Required Lenders, (iv) waive or release any nonperformance of any material covenant under the Ground Lease without the Administrative Agent's prior written consent, or (v) release any guarantor from its obligations under any guaranty of the Ground Lease or any letter of credit or other credit support for a tenant's performance under the Ground Lease, except as expressly permitted pursuant to the terms of the Ground Lease. Notwithstanding the foregoing or anything to the contrary contained herein, Owensmouth shall have the right, at its option, to terminate or accept the surrender of the Ground Lease, and to pursue any other rights and remedies Owensmouth may have under the Ground Lease or Applicable Laws, following an uncured material default by the Ground Lessee."

                 (xii)  Solely as to Owensmouth and the Owensmouth Project, Section 9.12 of the Loan Agreement (and any similar provision of the Loan Agreement or other Loan Documents restricting changes in zoning or entitlements, or pertaining to any restrictions on use), shall be subject to the provisions of the Ground Lease and the rights of the Ground Lessee thereunder. Owensmouth shall deliver to the Administrative Agent notice of any such change promptly after becoming aware of it.

                (xiii)  Solely as to Owensmouth and the Owensmouth Project, the provisions of Article 10 of the Loan Agreement (and any similar provision of the Loan Agreement or other Loan Documents pertaining to Casualty Events, Insurance Proceeds, Takings, Condemnation Awards or Restoration) shall be subject to the provisions of the Ground Lease and the rights of the Ground Lessee thereunder.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DOUGLAS EMMETT 2002, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer
DEG, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer
SAN VICENTE PLAZA, a California limited partnership
By:	DOUGLAS EMMETT MANAGEMENT, LLC, a Delaware limited liability company, its General Partner
	By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
		By:	William Kamer Chief Financial Officer
OWENSMOUTH/WARNER LLC, a California limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer

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